UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 29, 2023

Date of Report (Date of earliest event reported)

Limitless X Holdings Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-56453	81-1034163
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

9454 Wilshire Blvd., #300, Beverly Hills, CA 90212

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 855-413-7030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 29, 2023, the Board of Directors (the “Board”) of Limitless X Holdings, Inc. (the “Company) approved and adopted the “AMENDED AND RESTATED BYLAWS OF LIMITLESS X HOLDINGS INC.” (hereinafter referred to as the “A&R Bylaws”) pursuant to their authority under Article VI of the Company’s Amended and Restated Certificate of Incorporation (the “A&R Certificate”).

The amendments effected by the A&R Bylaws provide, among other things, that:

-	The Board has the exclusive authority to call special meetings;

-	The quorum level to conduct Company business is 33.33% of the voting shares entitled to vote, present in person or represented by proxy at any shareholder meeting;

-	Company directors may fill vacancies on the Board, whereas previously any vacancies on the Board could also be filled by the shareholders at the next annual meeting or at a special meeting called for that purpose;

-	Shareholders may only remove directors for “cause” and requires a supermajority vote of 75% of the shareholders;

-	The Board has the authority to amend the A&R Bylaws without the consent of the shareholders and requires a supermajority vote of 75% of shareholders to amend or repeal the A&R Bylaws unless the Board is recommending any such amendment;

-	An exclusive forum provision naming the Court of Chancery of the State of Delaware to be the sole and exclusive forum for any shareholder to bring (i) any derivative action on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any director, officer, or other employee of the Company; (iii) any action asserting a claim pursuant to any provision of the Delaware General Corporation Law, the Company’s A&R Certificate, or the A&R Bylaws; (iv) any action to interpret, apply, enforce, or determine the validity of the Company’s A&R Certificate or the A&R Bylaws; or (v) any action asserting a claim against the Company governed by the internal affairs doctrine;

-	A provision permitting virtual shareholder meetings at the discretion of the Board;

-	A provision for shareholder advance notice for any proposed business a shareholder desires to put forth at the Annual Shareholder Meeting to include time limitations of not less than 75 days nor more than 125 days prior to the Annual Shareholder Meeting and disclosure requirements related to the proposed business; and

-	Updates to the Company’s indemnification of directors, officers, or persons serving at the request of the Company, whereby any indemnification by the Company shall be made upon a determination that they have met an applicable standard of conduct. Such determination shall be made (i) by the Board with a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding; or (ii) if such quorum is not obtainable or, even if obtainable, as a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (iii) by the shareholders. The Company will pay the expenses incurred in defending a civil or criminal action, suit, or proceeding in advance of the final disposition of such action, suit, or proceeding, provided that if it shall ultimately be determined that they are not entitled to be indemnified by the Company, the recipient must repay such amount back to the Company.

Certain provisions of the A&R Bylaws may be deemed to have an anti-takeover effect and may delay, make more difficult, or prevent an attempted acquisition or an attempted replacement of the Company’s Board or management.

The foregoing descriptions of the provisions of the A&R Bylaws are summaries only and are qualified in their entirety by reference to the provisions of the A&R Bylaws, which is attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibit

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
3.1	Amended and Restated Bylaws dated January 29, 2023
104	Cover Page Interactive Data File (formatted as an Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Limitless X Holdings Inc.

Dated: February 1, 2023	By:	/s/ Jaspreet Mathur
Jaspreet Mathur
Chief Executive Officer

2